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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           ---------------------------

                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 17, 2002 (May 13, 2002)


                           KEY ENERGY SERVICES, INC.
            (Exact name of registrant as specified in its charter)



         MARYLAND                       1-8038                          04-2648081
 (State of Incorporation)       (Commission File Number)      (IRS Employer Identification No.)


                                  6 DESTA DRIVE
                              MIDLAND, TEXAS 79705
                    (Address of Principal Executive Offices)

                                  915/620-0300
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

      On May 14, 2002, Key Energy Services, Inc. issued a press release announcing that it has signed a definitive merger agreement with Q Services, Inc. of Houston, Texas. Q Services is one of the largest privately held production services companies in the United States, with primary operations in Texas, Louisiana, Oklahoma, New Mexico and the Gulf of Mexico. The merger consideration to be paid is based on an enterprise value of Q Services of $265 million and upon closing is expected to be immediately and significantly accretive to Key's earnings and cash flow. Under terms of the merger agreement (and based on current projections of the balance sheet of Q Services on the closing date), Key expects to issue between $185 million and $190 million of Key common stock valued between $11.00 and $13.00 per share. Closing of the acquisition is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1978, completion of confirmatory due diligence and other typical closing conditions.

      The press release is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits:

            2.1*  -     Plan and Agreement of Merger among Key Energy
                        Services, Inc., Key Merger Sub., Inc. and Q
                        Services, Inc. dated as of May 13, 2002.

            99.1  -     Press Release dated May 14, 2002

            ------------------------
            * This Agreement omits certain exhibits and schedules which will be provided upon request.




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                                   SIGNATURE

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant duly caused this report to be signed by the undersigned hereunto duly authorized.


Date: May 16, 2002                        KEY ENERGY SERVICES, INC.



                                          By: /s/ FRANCIS D. JOHN, JR.
                                              --------------------------------
                                                Francis D. John, Jr.
                                                Chairman of the Board, President
                                                and Chief Executive Officer



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                                  EXHIBIT INDEX


Exhibit No.    Exhibit:

2.1*    --     Plan and Agreement of Merger among Key Energy Services, Inc.,
               Key Merger Sub., Inc. and Q Services, Inc. dated as of
               May 13, 2002.

99.1 --        Press Release dated May 14, 2002

------------------------
* This Agreement omits certain exhibits and schedules which will be provided upon request.